UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 29, 2007



                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)


   North Carolina                   000-22787                  56-2028446
  (State or other               (Commission File            (I.R.S. Employer
  jurisdiction of                    Number)             Identification Number)
  incorporation)




               6114 U.S. 301 South
            Four Oaks, North Carolina                       27524
     (Address of principal executive offices)             (Zip Code)



                                 (919) 963-2177
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events

         On November 26, 2007, the board of directors (the "Board") of Four Oaks Fincorp, Inc. (the "Corporation") authorized the increase of the Corporation's previously approved share repurchase program (the "Share Repurchase Program"). The Share Repurchase Program previously allowed the Corporation to repurchase up to 200,000 shares of its common stock through December 31, 2007. The Board authorized to increase the number of authorized shares that may be repurchased under the Share Repurchase Program by an additional 300,000 shares, such that the Corporation is now authorized to repurchase up to a total of 500,000 shares of the Corporation's common stock. As of November 26, 2007, the Corporation had repurchased 109,031 shares under the Share Repurchase Program.

Exhibits

None



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               FOUR OAKS FINCORP, INC.


                                               By:      /s/ Ayden R. Lee, Jr.
                                                        ------------------------
                                                        Ayden R. Lee, Jr.
                                                        Chairman, President, and
                                                        Chief Executive Officer

Date:  November 29, 2007